Exhibit 10.1

COGNOVIT PROMISSORY NOTE

$4,000,000.00

April 27, 2022

FOR VALUE RECEIVED, HOF Village Center For Performance, LLC, a Delaware limited liability company (“Borrower”), as maker, hereby unconditionally promises to pay to Midwest Lender Fund, LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”), or order, the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) (the “Maximum Principal Amount”), or so much thereof as may be advanced to or for the benefit of Borrower, in lawful money of the United States of America, with interest thereon computed in accordance with Paragraph 1(b), all to be paid in accordance with the terms of this Promissory Note (as amended, restated, supplemented, waived, or otherwise modified from time to time, this “Note”).

1.  Payment Terms; Advances; Interest; Origination Fee.

(a)  Borrower agrees to pay the principal sum of this Note, interest on the unpaid principal sum of this Note, and all other amounts due under this Note from time to time outstanding, in accordance with the terms of this Note.

(b)  Interest shall accrue on the outstanding balance of this Note at the greater of (i) six and one-half percent (6.5%) per annum, compounded monthly, or (ii) if applicable, the Default Rate (as defined in Paragraph 4(e)(ii)) (such greater rate, the “Interest Rate”). Interest on funds advanced by Lender to Borrower pursuant to this Note shall accrue from the date such advance is made to Borrower (or is made on behalf of Borrower, at Borrower’s request, to third parties). Interest payable pursuant to this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. Interest shall be paid by Borrower to Lender on the first day of each month, in arrears, during the Term (as defined in Paragraph 4(e)(x)). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day (as defined in Paragraph 4(e)(i)), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder.

(c)  The outstanding principal balance of this Note, all accrued and unpaid interest thereon, and all other amounts due under this Note shall be due and payable on or before the applicable Note Maturity Date (as defined in Paragraph 4(e)(viii)).

(d)  All payments under this Note shall be made to Lender at the following address, or at such other place as Lender may from time to time designate in writing: 11111 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(e)  Principal and interest shall be paid without deduction or offset in lawful money of the United States. Borrower shall have the right to prepay all or any portion of the principal amount of this Note at any time before the Note Maturity Date without penalty or premium for prepayment. Payments shall be applied first to interest, Late Charges, and other costs due to Lender hereunder, and the balance to principal.

(f)  In addition to the other payments required hereunder, Borrower shall arrange for Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”), to issue to Lender, as a commitment fee in consideration of the transactions contemplated by this Note, the following on the later of (such date, the “Issuance Date”) (i) the date hereof and (ii) the date stockholders of HOFREC approve such issuance in accordance with Nasdaq Listing Rule 5635(c), in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and that shall benefit from, and be subject to, that certain Registration Rights Agreement, dated as of March 1, 2022, by and among HOFREC and the other parties thereto:

(i)  125,000 restricted shares (the “Commitment Fee Shares”) of HOFREC’s common stock, par value $0.0001 per share (“HOFREC Common Stock”); and

(ii)  warrants to purchase 125,000 shares of HOFREC Common Stock at an exercise price equal to the greater of $1.50 per share or $.02 more than the average Nasdaq Official Closing Price of HOFREC Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date hereof, in the form of the warrant attached as Exhibit A (“Warrants”) The Warrants shall be exercisable, at Lender’s option, at any time from the one year anniversary of the date such Warrants are issued (the “Warrant Date”) through and including the five year anniversary of the Warrant Date.

A fully completed copy of the Accredited Investor Questionnaire attached hereto as Exhibit B (the “Questionnaire”) is being delivered by Lender to HOFREC.

(g)  Lender makes the following representations and warranties to Borrower and HOFREC:

(i)  Economic Loss and Sophistication. Lender is able to bear the economic risk of losing its entire investment in the Commitment Fee Shares and Warrants. In making this statement, consideration has been given to whether Lender can afford to hold the investment for an indefinite period of time and whether Lender can afford a complete loss of its investment. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(ii)  Accredited Investor Determination. Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, as certified in the Questionnaire.

(iii)  Access. Lender acknowledges that (i) Borrower and HOFREC have made all documents available to it including, but not limited to, this Note and any and all additional agreements, documents, records and books that Lender (or its representatives) has requested relating to an investment in the Commitment Fee Shares and Warrants, (ii) Lender has had an opportunity to ask questions of, and receive answers from, Borrower or a person acting on behalf of Borrower and HOFREC or a person acting on behalf of HOFREC concerning the terms and conditions of an investment in the Commitment Fee Shares and Warrants, and (iii) all questions asked by Lender have been adequately answered to its satisfaction. Lender represents that it has had access to all information that it deems material to an investment decision with respect to an investment in the Commitment Fee Shares and Warrants.

(iv) Reliance. Lender has relied solely on independent investigations conducted by Lender or its advisors in making a decision to subscribe for the Commitment Fee Shares and Warrants and acknowledges that no representations or agreements have been made to Lender other than those specifically set forth in this Note. Lender is not relying on any oral representation of any officer or manager of Borrower or HOFREC or any person purported to be acting on behalf of Borrower or HOFREC. Lender is not relying on Borrower or HOFREC with respect to the tax and other economic considerations of an investment and have consulted Lender’s own attorneys, accountants or investment advisors with respect to an investment in the Commitment Fee Shares and Warrants.

(v)  Speculative Investment. Lender is aware that (i) an investment in the Commitment Fee Shares and Warrants involves numerous risks, which Lender has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Commitment Fee Shares and Warrants of any of the information provided in connection with the offering, and (iii) the Commitment Fee Shares and Warrants are a speculative investment involving a significant degree of risk for which there is no guarantee that Lender will realize any gain from any investment. Lender acknowledges and agrees that Lender is able to hold the Commitment Fee Shares and Warrants indefinitely and to afford a complete loss of Lender’s investment in the Commitment Fee Shares and Warrants.

(vi)  Exempt Transaction. Lender understands that the Commitment Fee Shares and Warrants are being issued in reliance upon an exemption from federal securities registration.

(vii)  No Registration of Interests; Book-Entry Form. Lender acknowledges and agrees that, based in part upon Lender’s representations contained herein and in reliance upon applicable exemptions, no interest in the Commitment Fee Shares and Warrants has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Lender agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Commitment Fee Shares and Warrants without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, HOFREC, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, Lender has received any necessary regulatory approvals. Lender understands that the Commitment Fee Shares and Warrants will be subject to a legend this effect and that, as applicable, stop transfer instructions will be issued by HOFREC to its transfer agent. Lender understands that the Commitment Fee Shares and Warrants will be issued in book-entry, meaning uncertificated form.

(viii) Investment Intent. Lender is acquiring the Commitment Fee Shares and Warrants for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities laws, and Lender has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. The Commitment Fee Shares and Warrants are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

(ix) Power and Authority. Lender is authorized to enter into this Note, the Questionnaire, and such other agreements, certificates, instruments or other documents as are executed by or on Lender’s behalf in connection with Lender’s obligations under this Note or in connection with this subscription (collectively, the “Note Documents”), to perform Subscriber’s obligations under the Note Documents, and to consummate the transactions that are the subjects of the Note Documents.

(x) Compliance with Laws and Other Instruments. The execution and delivery of the Note Documents by, or on behalf of, Lender and the consummation of the transactions contemplated by the Note Documents do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement or other organizational document, as the case may be, of Lender, or any agreement, certificate or other instrument to which Lender is a party or by which Lender or any of Lender’s properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to Lender or the business or properties of Lender.

(xi) Reliance on Representations. Lender acknowledges that Borrower and HOFREC have relied and will rely upon Lender’s representations, warranties and agreements in this Note and that all such representations and agreements shall survive the issuance and delivery of the Commitment Fee Shares and Warrants hereunder and shall remain in effect thereafter.

2.  Expenses; Indemnification.

(a)  Borrower agrees to pay promptly: (i) all the actual and reasonable documented costs and expenses of Lender, including reasonable attorneys’ fees, in connection with the negotiation, preparation, and execution of this Note and the transactions contemplated hereby, (ii) all fees, costs, and expenses incurred by Lender (including during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) to maintain, protect, or preserve Lender’s rights under this Note or with respect to any collateral that secures this Note, (iii) all the actual and reasonable costs and expenses of creating and perfecting liens on any collateral that secures this Note in favor of Lender, including filing and recording fees, expenses, and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses, and disbursements of counsel to Lender, (iv) all the actual and reasonable costs and fees, expenses, and disbursements of any auditors, accountants, consultants, or appraisers engaged by Lender in connection with the transactions contemplated by this Note, (v) all the actual and reasonable costs and expenses (including the reasonable fees, expenses, and disbursements of any appraisers, consultants, advisors, and agents employed or retained by Lender) in connection with the custody or preservation of any of collateral that secures this Note, and (vi) after the occurrence of a Default (as defined in Paragraph 4(e)(ii)) or an Event of Default (as defined in Paragraph 4(e)(vi)), all documented costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Lender in enforcing any obligations under this Note or under any other agreement executed in connection with or securing this Note, or in collecting any payments due from Borrower under this Note or under any other agreement executed in connection with or securing this Note by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of collateral securing this Note) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b)  Borrower agrees to indemnify Lender and each of Lender’s employees, agents and representatives, and their respective successors and assigns (each of the foregoing Persons (as defined in Paragraph 4(e)(ix)), an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Note or any other agreement executed in connection with or securing this Note, the performance by the parties thereto of their respective obligations thereunder, or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of this Note, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual release of hazardous materials on the Mortgage Property (as defined in Paragraph 4) in violation of applicable environmental laws; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Paragraph 2(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c)  To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other agreement executed in connection with or securing this Note or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of this Note.

(d)  Any amounts payable to Lender under this Paragraph 2 shall accrue interest at the Interest Rate, calculated from the date of payment or disbursement by Lender, until repaid in full.

3.  Default and Acceleration.

(a)  Upon the occurrence and during the continuance of any Event of Default, and at any time and from time to time thereafter, in addition to any other rights or remedies available to Lender under this Note, at law, or in equity:

(i)  Borrower shall pay interest on the outstanding principal and interest at an interest rate equal to the Default Rate.

(ii)  Lender may, at its option, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and/or in and to any collateral that secures this Note; including, without limitation, declaring Borrower’s obligations under this Note to be immediately due and payable (including any accrued and unpaid interest and any other amounts owing by Borrower under this Note).

(b)  If any payment owing from Borrower to Lender under this Note is not received by Lender within ten (10) days following its due date, Borrower shall pay to Lender an additional sum equal to four percent (4%) of the overdue amount as a late charge (the “Late Charge”). The Late Charge shall be paid to Lender within ten (10) days after the date incurred, and any failure to pay the Late Charge within thirty (30) days after the date incurred shall be an Event of Default hereunder.

(c)  Borrower recognizes that any failure by Borrower to timely make the payments provided for herein, or any other Event of Default hereunder, will cause Lender to incur costs not contemplated by this Note (including, without limitation, processing and accounting charges, loss of use of funds, and frustration to Lender in meeting its other financial commitments), and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower hereby agrees that, if any such event should occur, the Default Rate (if applicable) and the Late Charge (if applicable), represent a fair and reasonable estimate of the damages and costs to Lender, considering all the circumstances existing on the date of this Note. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of the Late Charge (if applicable) will not be deemed a waiver of any Default or Event of Default (unless such Default or Event of Default is cured in accordance with the provisions of this Note), and shall not prevent Lender from exercising any other rights and remedies available to Lender.

(d)  No failure or delay on the part of Lender in exercising any right or remedy under this Note or under any other agreement executed in connection with or securing this Note shall operate as a waiver of any such right or remedy. No right, power, or remedy given to Lender by the terms of this Note or by the terms of any other agreement executed in connection with or securing this Note is intended to be exclusive of any other right, power, or remedy, and each and every such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy given to Lender by the terms of any instrument or by any statute or otherwise against Borrower or any other Person. No single or partial exercise by Lender of any power hereunder, or under any other document executed in connection with or securing this Note, shall preclude other or further exercise thereof or the exercising of any other power.

(e)  For purposes of this Note:

(i)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Cleveland, Ohio are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority, so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Cleveland, Ohio are generally are open for use by customers on such day.

(ii)  “Default” means any event or condition that, upon notice, lapse of time, or both, would constitute an Event of Default.

(iii)   “Default Rate” means the lesser of (A) ten and one-half percent (10.5%) per annum and (B) the Maximum Legal Rate (as defined in Paragraph 6(a)).

(iv)  “Extended Note Maturity Date” means April 30, 2024.

(v)  “Extension Option” means Borrower’s option to automatically extend the Initial Note Maturity Date to the Extended Note Maturity Date upon written notice to Lender on or before thirty (30) days prior to the Initial Note Maturity Date.

(vi)  “Event of Default” means (A) Borrower’s failure to pay, on or before the due date thereof (subject to Paragraph 3(b) with respect to Late Charges only and subject to Paragraph 3(c)), any amount owing to Lender under this Note or under any other agreement executed in connection with this Note, or (B) Borrower’s failure, within five (5) days after written notice from Lender to Borrower, to comply with any non-monetary covenant contained in this Note or in any other agreement executed in connection with or securing this Note.

(vii)  “Initial Note Maturity Date” means April 30, 2023.

(viii)   “Note Maturity Date” means the Initial Note Maturity Date, or, if Borrower has timely exercised its Extension Option, the Extended Note Maturity Date.

(ix)  “Person” means any individual, partnership, limited liability company, corporation, joint venture, association, trust, or other entity

(x)  “Term” means the period commencing on the date hereof and ending on the applicable Note Maturity Date.

4.  Security. This Note is secured by a Mortgage (the “Mortgage”) encumbering that certain property located at 1912 Clarendon Ave. NW, Canton, Ohio (the “Mortgaged Property”), as more particularly described therein. Notwithstanding anything contained in this Note or the Mortgage to the contrary, Borrower shall have the right, without Lender’s consent, to enter into additional indebtedness and to grant liens on the Mortgaged Property in connection with the operation of Borrower’s business and Borrower’s development of the Mortgaged Property, but Borrower shall notify Lender in writing if such indebtedness and/or liens are to be granted not less than ten (10) days in advance of the occurrence of same.

5.  Savings Clause. Notwithstanding anything to the contrary contained herein:

(a)  All agreements and communications between Borrower and Lender are hereby, and shall, automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged, or received by Lender shall never exceed the maximum non-usurious interest rate (if any), that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note, under the laws of any state whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of this Note (the “Maximum Legal Rate”).

(b)  In calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated, and spread over the full amount and term of all principal indebtedness of Borrower to Lender.

(c)  If, through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

6.  No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought.

7.  Waivers. Borrower and all others who may become liable for the payment of all or any part of the obligations evidenced by this Note do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment, and all other notices of any kind, except as expressly provided herein. No release of any security for the obligations evidenced by this Note, nor any extension of time for payment of this Note or any installment hereof, and no alteration, amendment, or waiver of any provision of this Note or of any other agreement between Lender (on one hand) and any other Person (on the other hand), shall release, modify, amend, waive, extend, change, discharge, terminate, or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the obligations evidenced by this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand, as provided for in this Note or in any other agreement executed in connection with or securing this Note.

8.  Transfer; Successors and Assigns.

(a)  This Note and any of Lender’s rights hereunder may be assigned by Lender, at any time, to any entity that is directly or indirectly controlling, controlled by, or under common control with Lender. Any such assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Upon any such transfer of this Note by Lender, Lender may deliver its rights to all the collateral (if any) mortgaged, granted, pledged, or assigned as security for this Note (or any part thereof) to the transferee, who shall thereupon become vested with all the rights and obligations herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights and obligations hereby given to it with respect to any liabilities and the collateral not so transferred.

(b)  Borrower shall not have the right to assign or transfer Borrower’s rights or obligations under this Note without Lender’s the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Any attempted assignment or transfer by Borrower of Borrower’s rights or obligations under this Note without Lender’s prior written consent shall be null and void.

(c)  Subject to the foregoing, this Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective heirs, successors and/or permitted assigns.

9.  Governing Law; Jurisdiction; Service of Process.

(a)  IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

(b)  ANY LEGAL SUIT, ACTION, OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN STARK COUNTY, OHIO. BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS UPON BORROWER AT THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 11, AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN PARAGRAPH 11, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION, OR PROCEEDING. BORROWER SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR BORROWER SET FORTH IN PARAGRAPH 11. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION, OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THIS NOTE AND THE OBLIGATIONS EVIDENCED BY THIS NOTE IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION THAT LENDER MAY ELECT, IN ITS SOLE AND ABSOLUTE DISCRETION. BORROWER WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION, OR PROCEEDING.

10.   Waiver of Jury Trial. BORROWER (AND LENDER, BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE OBLIGATIONS EVIDENCED BY THIS NOTE, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND BY LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER OR BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

11.   Notices. Any notice, demand, consent, approval, or document that Borrower or Lender is required or may desire to give or deliver to the other party shall be given in writing by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; (c) a national overnight courier service that provides written evidence of delivery; or (d) electronic mail transmission and addressed as to such other party at its notice address set forth below:

(a) If to Lender:

Midwest Lender Fund, LLC
11111 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Email: slichter@industrialrealtygroup.com

With a copy to (which shall not constitute notice):

Fainsbert Mase Brown & Sussman, LLP
11111 Santa Monica Blvd., Suite 810
Los Angeles, CA 90025
Attention: Dean Sussman, Esq.
Email: DSussman@fms-law.com

(b) If to Borrower:

HOF Village Center For Performance, LLC

2626 Fulton Dr. NW
Canton, OH 44718
Attention: Benjamin Lee

Email: Benjamin.Lee@HOFVILLAGE.com

and

HOF Village Center For Performance, LLC
2626 Fulton Dr. NW
Canton, OH 44718
Attention: Tara Charnes
Email: tara.charnes@HOFVillage.com

Any party may change its notice address (or any portion thereof) by giving written notice thereof in accordance with this paragraph. All notices hereunder shall be deemed given: (i) if delivered personally, when delivered; (ii) if sent by certified mail, return receipt requested, postage prepaid, on the third day after deposit in the U.S. mail; (iii) if sent by overnight courier, on the first Business Day after delivery to the courier; and (iv) if sent by electronic mail, on the date of transmission if sent on a Business Day before 5:00 p.m. Eastern time, or on the next Business Day, if sent on a day other than a Business Day or if sent after 5:00 p.m. Eastern time; provided that a hard copy of any notice sent by electronic mail must also be sent by either a nationally recognized overnight courier or by U.S. mail, first class, postage prepaid.

12.   Time of the Essence. Time is of the essence with respect to Borrower’s obligations under this Note.

13.   Severability. In the event any term or provision of this Note is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note, which terms and provision shall remain binding and enforceable.

14.  Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower, HOFREC and Lender agree that the total cumulative number of shares of HOFREC Common Stock that may be issued to Lender and its affiliates hereunder and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of HOFREC Common Stock issued to Lender and its affiliates under this Note and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), HOFREC, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Note, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). “Transaction Documents” shall mean (A) this Note, (B) the Certificate of Designations of 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, of HOFREC, (C) the amended and restated Series C Warrant, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (D) the amended and Series D Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (E) the Series E Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (F) the Series E Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to IRG, LLC, (G) the two Series F Warrants to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to JKP Financial, LLC, (H) the Series G Warrant to purchase HOFREC Common Stock to be issued by the Borrower to Stuart Lichter, (I) the First Amended and Restated Promissory Note, dated as of March 1, 2022, issued by HOFREC to IRG, LLC (J) the First Amended and Restated Promissory Note, dated March 1, 2022, issued by Borrower to JKP Financial, LLC, and (K) the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, by and between HOF Village Newco, LLC, HOF Village Hotel II, LLC, as makers, HOFREC, and JKP Financial, LLC, as holder.

15.  Confession of Judgment. The undersigned irrevocably authorizes and empowers any attorney-at-law (including, without limitation, any attorney who has represented or does represent the holder of this Note) to appear for it, in the name and on behalf of the undersigned, before any court in the State of Ohio or elsewhere having statutory jurisdiction to render a cognovit judgment against the undersigned and/or any endorser, or surety, at any time after this obligation becomes due, and waive process and service thereof, and without notice, confess judgment against the undersigned in favor of the payee or holder, for the amount that may appear to be due hereon for principal, interest, damages and costs of suit, release all errors in any judgments so confessed, and waive all right and benefit of appeal and stay of execution. In the event the attorney at law who confesses judgment hereon has represented or does represent the holder of this Note, the undersigned specifically waives any conflict of interest on the part of such confessing attorney and specifically consents to the payment by the holder of this Note of the legal fee of the confessing attorney for confessing judgment hereon. The undersigned expressly acknowledges that the within warrant of attorney shall be deemed a continuing warrant of attorney and shall not be extinguished or terminated by reason of its having been utilized once or more than once against one or more of the undersigned, and that the within warrant of attorney shall survive the entry of any judgment hereon and shall remain in effect as long as any amounts due thereon remain unpaid. This provision and the rights herein granted shall not be affected by the dissolution or liquidation of any of the undersigned. Each of the undersigned further acknowledge and agree that, upon any acceleration of the indebtedness of the undersigned, for any reason, failure to pay the entire outstanding accelerated indebtedness shall be a payment default under Ohio Revised Code Section 2323.13.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Promissory Note as of the day and year first above written.

Borrower:

“WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

HOF VILLAGE CENTER FOR PERFORMANCE, LLC,
a Delaware limited liability company

By:	/s/ Benjamin Lee
	Name:	Benjamin Lee
	Title:	Chief Financial Officer

Lender:

MIDWEST LENDER FUND, LLC,

a Delaware limited liability company

By: S.L. Properties, Inc., a Delaware corporation, its Manager

By:	/s/ Stuart Lichter
STUART LICHTER, President

Signature Page

Promissory Note

Exhibit A

FORM OF SERIES G

COMMON STOCK PURCHASE WARRANT

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

Series G No. W-1

Warrant Shares: 125,000	Initial Exercise Date: ______, 2022[1]

THIS SERIES G COMMON STOCK PURCHASE WARRANT (this “Warrant”), dated as of ______, 2022 (the “Warrant Date”)2, certifies that, for value received, Midwest Lender Fund, LLC (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time from the Initial Exercise Date set forth above, through and until 5:00 p.m. (New York City time) on the date which is five years after the Warrant Date (such date, the “Termination Date”), but not thereafter, to subscribe for and purchase from Hall of Fame Resort & Entertainment Company, a company incorporated under the laws of the State of Delaware (the “Company”), up to 125,000 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock (as defined in Section 1). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in Section 2(b)). This Warrant shall be issued and maintained in the form of a certificate held by the Holder.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amended and Restated Assigned IRG Note” means the $4,273,543.46 principal amount First Amended and Restated Promissory Note, dated March 1, 2022, issued by the Company to IRG, LLC.

“Amended and Restated Assigned JKP Note” means the $4,273,543.46 principal amount First Amended and Restated Promissory Note, dated March 1, 2022, issued by the Company to JKP Financial, LLC.

“Amended and Restated Series C Warrant” means the Amended and Restated Series C Warrant to purchase 10,036,925 shares of Common Stock, dated as of March 1, 2022, issued by the Company to CH Capital Lending, LLC.

[1]	NTD: The initial exercise date will be one year after the date the Warrant is issued.
2	NTD: The Warrant Date will be the date of shareholder approval of the warrant.

“Amended and Restated Series D Warrant” means the Amended and Restated Series D Warrant to purchase 2,450,980 shares of Common Stock, dated as of March 1, 2022, issued by the Company to CH Capital Lending, LLC.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Letter Agreement” means the Assigned, Amended and Restated Letter Agreement, dated April 26, 2022, among the Company, Stuart Lichter and Midwest Lender Fund, LLC.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Second Amendment to JKP Note” means the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, by and among HOF Village Newco, LLC, HOF Village Hotel II, LLC, as makers, the Company, and JKP Financial, LLC, as holder, which agreement amends that certain Secured Cognovit Promissory Note, dated as of June 19, 2020, originally executed by Hotel II and by HOF Village, LLC, in favor of JKP Financial, LLC, as assigned by HOF Village, LLC to HOF Village Newco, LLC pursuant to the Contribution Agreement dated as of June 30, 2020, by and between HOF Village, LLC and HOF Village Newco, LLC, as amended by the First Amendment to Secured Cognovit Promissory Note dated December 1, 2020.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series E Warrants” mean (i) the Series E Warrant to purchase 1,000,000 shares of Common Stock, dated March 1, 2022, issued by the Company to CH Capital Lending, LLC, and (ii) the Series E Warrant to purchase 500,000 shares of Common Stock, dated March 1, 2022, issued by the Company to IRG, LLC.

“Series F Warrants” means (i) the Series F Warrant to purchase 1,000,000 shares of Common Stock, dated March 1, 2022, issued by the Company to JKP Financial, LLC; and (ii) the Series F Warrant to purchase 500,000 shares of Common Stock, dated March 1, 2022, issued by the Company to JKP Financial, LLC.

“Series G Warrant” means this Warrant

“Sixth Amendment to Term Loan Agreement” means Amendment Number 6 to Term Loan Agreement, dated as of March 1, 2022, among the Company, HOF Village Newco, LLC and HOF Village Stadium, LLC, as borrower, in favor of CH Capital Lending, LLC, as administrative agent and lender, which agreement amends that certain Term Loan Agreement, dated as of December 1, 2020, as amended by (i) Amendment Number 1 to Term Loan Agreement, dated as January 28, 2021; (ii) Amendment Number 2 to Term Loan Agreement, dated as of February 15, 2021; (iii) Amendment Number 3 to Term Loan Agreement, dated as of August 30, 2021; (iv) Amendment Number 4 to Term Loan Agreement, dated as of August 30, 2021; and (v) Amendment Number 5 to Term Loan Agreement, dated as of December 15, 2021.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer and Trust Company, the current transfer agent of the Company, with a mailing address of One State Street, 30th Floor, New York, NY 10004 and a facsimile number of 212-616-7615, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other Common Stock purchase warrants of the same series issued by the Company.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, by delivery to the Company of a duly executed e-mail attachment of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall use its reasonable best efforts to deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)  Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $_____3, subject to adjustment hereunder (the “Exercise Price”).

c)  Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not current and available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B)(X)) by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;
(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and (X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise

[3]	NTD: The Exercise Price shall be equal to the greater of $1.50 per share or $.02 more than the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding April 27, 2022.

In connection with clause (ii) in (A) above, upon written request of the Company, the Holder will promptly provide evidence reasonably acceptable to the Company of the Bid Price of the Common Stock on the principal Trading Market that was reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise provided that failure to provide such evidence shall not reduce or otherwise toll the Company’s obligation to deliver the Warrant Shares on or before the Warrant Share Delivery Date.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d)  Mechanics of Exercise.

i.  Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii.  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by notifying the Company of such rescission within ten (10) days of delivering the Notice of Exercise.

iv.  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.  Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi.  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)  Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents (defined below), the Company and Holder agree that the total cumulative number of shares of Common Stock that may be issued to Holder and its Affiliates hereunder and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Holder and its Affiliates under this Warrant and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), the Company, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Warrant and the issuance of shares of Common Stock issuable upon the exercise of this Warrant in excess of the Nasdaq 19.99% Cap in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). “Transaction Documents” shall mean this Warrant, the Certificate of Designations of 7.00% Series C Convertible Preferred Stock of the Company, the Amended and Restated Series C Warrant, the Amended and Restated Series D Warrant, the other Series E Warrant, the Series F Warrants, the Letter Agreement, the Amended and Restated Assigned JKP Note, the Amended and Restated Assigned IRG Note, the Second Amendment to JKP Note, and the Sixth Amendment to Term Loan Agreement.

Section 3. Certain Adjustments.

a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)  Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d)  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, or (iii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property(each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements (without unreasonable delay) prior to such Fundamental Transaction and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

e)  Weighted Average Anti-Dilution Adjustment. The Exercise Price shall be subject to a weighted average anti-dilution adjustment from time to time as follows:

i.  If the Company shall at any time or from time to time during the period from the Warrant Date to the Termination Date, issue any additional shares of Common Stock (or be deemed to have issued any shares of Common Stock as provided herein), other than Excluded Securities (as defined in Section 3(e)(iii)) and Excluded Transactions (as defined in Section 3(e)(iv))(such additional shares, “Additional Shares”), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of Common Stock, the Exercise Price in effect immediately prior to such issuance shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

●	“EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

●	“EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

●	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (including any shares of Common Stock deemed to have been issued pursuant to Section 3(e)(ii)(D));

●	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at the price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

●	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

ii.  For the purposes of any adjustment of the Exercise Price pursuant to Section 3(e)(i), the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

(C) In the case of the issuance of Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

(D) In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for Common Stock, (y) debt or securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

a.   the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby; and

b.  the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable debt or securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or warrants or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above).

iii.  For purposes of Section 3(e), the term “Excluded Securities” shall mean (i) shares of Common Stock issued to officers, employees, directors or consultants of Company and its subsidiaries, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company, or options or warrants to purchase or rights to subscribe for such Common Stock, or debt or securities by their terms convertible into or exchangeable for such Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (ii) shares of Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock; or (iii) securities issued pursuant to the acquisition of another corporation or other entity by the Company by merger or purchase of stock or purchase of all or substantially all of such other corporation's or other entity's assets whereby the Company owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase.

iv.  For purposes of Section 3(e), the term “Excluded Transactions” shall mean sales of shares of Common Stock issued under the Company’s “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act; provided, however, that each financial quarter during which the Company’s sales of such shares reaches a multiple of $5 million aggregate consideration beginning with sales occurring after March 1, 2022 for an average consideration per share for such multiple of $5 million aggregate consideration that is less than the Exercise Price then in effect at the end of such financial quarter, the Exercise Price in effect at the end of such financial quarter shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula set forth in Section 3(e)(i), with the following adjustments: (A) “A” shall mean the difference of (1) the number of shares of Common Stock outstanding immediately following the sale of a share under the Company’s “at the market offering” that reaches a multiple of $5 million (including any shares of Common Stock deemed to have been issued pursuant to Section 3(e)(ii)(D)), minus (2) the number of shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million and (B) “C” shall mean the number of such shares of Common Stock issued under the Company’s “at the market offering” for such multiple of $5 million.

f)   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)  Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated as of the Warrant Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a)  No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)  Authorized Shares.

The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations law). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)  Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder to the Company shall be in writing and delivered personally, or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 2626 Fulton Drive, NW, Canton, OH 44718, Attention: (i) Chief Executive Officer, email address: michael.crawford@HOFvillage.com and (ii) General Counsel, email address: Tara.Charnes@HOFVILLAGE.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic transmission, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall file such notice with the Commission pursuant to a Current Report on Form 8-K as soon as practicable and no later than 4 Business Days after providing such notice hereunder.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Warrant Date first above indicated.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:
Name:
Title:

NOTICE OF EXERCISE

To:	HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(1) The undersigned hereby elects to purchase ________ Warrant Shares of Hall of Fame Resort & Entertainment Company (the “Company”) pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________.

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________

Name of Authorized Signatory: _______________________________

Title of Authorized Signatory: ________________________________

Date: ___________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Exhibit B

FORM OF

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Accredited Investor Questionnaire (“Questionnaire”), dated as of __ _, 2022 , is to being delivered by the undersigned (“Subscriber”) in connection with Subscriber’s receipt of shares (the “Subscribed Shares”) of common stock , par value $0.0001 per share (“HOFREC Common Stock”), of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and warrants (the “Warrants”) as contemplated by Letter Agreement, dated March 1, 2022, between the Company and Stuart Lichter, as amended and restated April 14, 2022 and assigned, amended and restated April 26, 2022. The Subscribed Shares and Warrants are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in the Securities Act and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to provide assurance that Subscriber meets the applicable suitability requirements. The information supplied by Subscriber will be used in determining whether Subscriber meets such requirements, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Subscriber’s answers will be kept strictly confidential. However, by signing this Questionnaire, Subscriber authorizes the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the purchase and sale of the Subscribed Shares and Warrants will not result in a violation of the Securities Act or the securities laws of any state. Subscriber must answer all applicable questions and complete and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

PART A. BACKGROUND INFORMATION

Name of Subscriber:	Midwest Lender Fund, LLC

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:	limited liability company

Business Address:
(Number and Street)

(City, State, and Zip Code)

Telephone Number:

Employer or Taxpayer Identification No.:

Was Subscriber formed for the purpose of investing in the securities being offered?

Yes ☐ No ☒

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the purchase and sale of the Subscribed Shares and Warrants pursuant to the Letter Agreement, the following information must be obtained regarding Subscriber’s investor status. Please initial each category applicable to Subscriber as a purchaser of the Subscribed Shares and Warrants.

_____	(i)	A natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of his or her purchase exceeds $1,000,000.

Note: The term “net worth” means the excess of total assets at fair market value over total liabilities, except that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

___	(ii)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with such person’s spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current calendar year.

_____	(iii)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).

X ____	(iv)	An entity in which all of the equity owners are accredited investors. (If Subscriber has checked this alternative, Subscriber shall provide statements signed by each equity owner demonstrating how each is qualified as an accredited investor.)

_____	(v)	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

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_____	(vi)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

____	(vii)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, limited liability company, Massachusetts or similar business trust, or a partnership, that was not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, with total assets in excess of $5,000,000.

_____	(viii)	A director or executive officer of the Company.

_____	(ix)	None of the above.

[Signature Page Follows]

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IN WITNESS WHEREOF, Subscriber has executed this Questionnaire as of the date set forth above and hereby certifies that the information contained herein is true and correct as of such date.

Subscriber:

Midwest Lender Fund, LLC

Name:
Title: